EXHIBIT 99.4

STATE OF COLORADO
DEPARTMENT OF LAW

IN RE: JANUS CAPITAL MANAGEMENT LLC

ASSURANCE OF DISCONTINUANCE

I. Introduction

     1. Colorado Attorney General Ken Salazar has conducted an investigation pursuant to the Colorado Consumer Protection Act (“CCPA”), C.R.S. § 6-1-101, et seq. into allegations that Janus Capital Management LLC (“JCM”) permitted certain investors (the “Market Timers”) to engage in “market timing” in certain Janus funds while such funds’ prospectuses stated that frequent trading “can disrupt portfolio investment strategies and increase fund expenses,” and that the Janus funds “are not intended for market timing or excessive trading.”

     2. “Market timing” includes: (a) frequent buying and selling of shares of the same mutual fund; or (b) buying or selling mutual fund shares in order to exploit inefficiencies in mutual fund pricing. Market timing, while not illegal per se, can harm other mutual fund shareholders by: (a) diluting the value of their shares; (b) disrupting the management of the mutual fund’s investment portfolio; and (c) causing the targeted mutual fund and its shareholders to incur increased costs associated with the market timer’s frequent buying and selling of shares.

     3. Some of the timing agreements were entered into with the understanding that the Market Timer would make long term investments, so-called “sticky assets,” in certain Janus funds. In addition, JCM waived applicable redemption fees that would have otherwise been assessed against the Market Timers for their frequent trading activity.

     4. The market timing agreements financially benefited JCM in that JCM realized additional advisory fees from the timed funds and sticky assets under its management.

     5. At the same time JCM entered into and maintained market timing agreements, prospectuses for the timed mutual funds stated, or at least strongly implied, that frequent trading or market timing was not permitted in these funds. In addition to the prohibitions against market timing contained in its prospectuses, JCM regularly monitored and policed market timing and frequent trading in the Janus funds, and took steps to stop such trading when it was identified, including barring shareholders from the funds.

     6. Between November 2001 and September 2003, JCM entered into or maintained agreements with 12 Market Timers, as a result of which, such Market Timers were permitted to market time certain funds. Most of the market timing occurred in seven mutual funds for which JCM was the investment adviser. These agreements permitted the Market Timers to trade more frequently than other shareholders and to make frequent trades of up to tens of millions of dollars each in the mutual funds, although only 7 of the 12 actually made frequent trades. Certain members of JCM’s senior management, and certain portfolio managers, knew about, or were reckless in not knowing about, the approved market timing relationships.

     7. The Colorado Attorney General and JCM have agreed to settle the matters that are the subject of the above-described investigation by entering into this Assurance of Discontinuance under Section 6-1-110(2) of the CCPA.

     8. JCM, by entering into this Assurance of Discontinuance, neither admits nor denies any allegations or claims made by the Colorado Attorney General. The Colorado Attorney General and JCM agree that this Assurance of Discontinuance does not constitute evidence of, or an admission regarding, the existence or non-existence of any issue, fact, or violation of any law alleged by the Colorado Attorney General.

II. Parties

     9. Ken Salazar is the duly elected Attorney General of the State of Colorado and has express jurisdiction to investigate and to prosecute violations of the CCPA.

     10. JCM is a limited liability company organized and existing under the laws of the State of Delaware, and is a registered investment adviser under section 203(c) of the Investment Advisers Act of 1940 (15 U.S.C. § 80b-3; the “Investment Advisers Act.”). JCM’s principal place of business is 151 Detroit Street, Denver, Colorado 80206. JCM serves as the investment adviser to certain registered investment companies, including Janus Investment Fund, Janus Adviser Series, and Janus Aspen Series (collectively, the “Janus funds”). JCM is a wholly-owned subsidiary of Janus Capital Group Inc. (“JCG”), a public company whose stock trades on the New York Stock Exchange.

III. Undertakings

     11. Application of Undertakings. The undertakings described in this Assurance of Discontinuance shall apply to JCM, and its officers, agents, servants, employees, and its successors, assigns, and/or purchasers of all or substantially all its assets (“Successors”) for as long as JCM or any Successor continues to provide investment advisory services to the Janus funds or any successors thereof (including any funds with which the Janus funds are merged or reorganized) provided, however, that any Successor to JCM may petition the Colorado Attorney General to obtain relief from such undertakings.

     12. Notice. JCM shall, within seven (7) business days after execution of this Assurance of Discontinuance, inform all of its employees of the terms and conditions of this Assurance of Discontinuance.

     13. Term of Undertakings. Effective upon execution of this Assurance of Discontinuance, and as set forth in this Assurance of Discontinuance, and for a period of ten years thereafter, JCM agrees to the undertakings listed in Paragraphs 14 through 23 below.

     14 Voluntary Undertakings. In determining whether to enter into a settlement with JCM, the Colorado Attorney General has considered a number of efforts, certain of which JCM has represented have been voluntarily undertaken by the Janus funds. These voluntary undertakings are identified below, and are made a part of this Assurance of Discontinuance.

     A. JCM will use its best efforts to ensure the Janus funds to operate in accordance with the following governance policies and practices, which JCM has represented are currently in effect:

     i. no more than 25 percent of the members of the Board of Trustees of any Janus fund will be persons who either: (a) were directors, officers, or employees of JCM at any point during the preceding 10 years; or (b) are interested persons, as defined in the Investment Company Act of 1940 (15 U.S.C. § 800-1, et seq.; the “Investment Company Act”) of the Janus funds or of JCM. In the event that the Board of Trustees fails to meet this requirement at any time due to the death, resignation, retirement, or removal of any independent Trustee, the independent Trustees will take such steps as may be necessary to bring the Board into compliance with this policy within a reasonable period of time;

     ii. no Chairman of the Board of Trustees of any Janus fund will either: (a) have been a director, officer or employee of JCM at any point during the preceding 10 years; or (b) be an interested person, as defined in the Investment Company Act, of the Janus funds or of JCM; and

     iii. any person who acts as counsel to the independent Trustees of any Janus fund will be an “independent legal counsel” as defined by Rule 0-1 promulgated under the Investment Company Act, and will not have any employment, consultant, attorney-client, auditing, or other professional relationship with JCM.

     B. JCM shall use its best efforts to ensure the Board of Trustees of the Janus funds to maintain one or more committees primarily dedicated to the oversight of the investment operations of the Janus funds. Persons who either: (i) were directors, officers or employees of JCM at any point during the preceding 10 years; or (ii) are interested persons, as defined in the Investment Company Act, of the Janus funds or of JCM will not comprise a majority of, or serve as chairman of, any such committee. Each such committee will, among its duties, identify any relevant compliance issues and will work with the appropriate committee of the Board of Trustees (e.g. the Legal and Regulatory Committee or Pricing Committee) to ensure that any such issues are properly addressed.

     C. No action will be taken by the Board of Trustees or by any committee thereof unless such action is approved by a majority of the members of the Board of Trustees or of such committee, as the case may be, who are not either: (i) persons who were directors, officers or employees of JCM at any point during the preceding 10 years; or (ii) interested persons, as defined in the Investment Company Act, of the Janus funds or of JCM. In the event that any action proposed to be taken by and approved by a vote of a majority of the independent Trustees of a Janus fund is not approved by the Board of Trustees, the fund will disclose such proposal and the related Board vote in its shareholder report for such period.

     D. Commencing in 2005, and not less than every fifth calendar year thereafter, each Janus fund will hold a meeting of shareholders at which the Board of Trustees will be elected.

     E. JCM shall use its best efforts to ensure that, in reviewing and considering approval of the Janus funds’ fee arrangements for advisory services, the funds’ independent Trustees will take into account factors that are consistent with satisfying their fiduciary duties and that are in the best interests of shareholders. Such factors may include, without limitation: (i) management fees (including components thereof) charged by JCM to institutional clients and other clients for like services; (ii) management fees (including components thereof) charged by other mutual fund companies for like services; (iii) cost to JCM and its affiliated persons of supplying services pursuant to the management fee agreements, excluding any intra-corporate profit; (iv) profit margins of JCM and its affiliated persons from supplying such services; (v) possible economies of scale as funds grow larger; and (vi) the nature and quality of JCM’s services, including fund performance. Consistent with rules now or hereafter promulgated by the U.S. Securities and Exchange Commission (“SEC”), the Janus funds will publicly disclose data relating to the material factors and conclusions with respect thereto that formed the basis for the Board of Trustees’ approval of any investment advisory arrangement and approval of the fees payable under that arrangement (the “Fee Summary”); provided, however, that the Fee Summary shall not be required to include or reveal confidential, competitively sensitive data, such as (but not limited to) institutional fee rates, internal costs and profit margins. In addition, the Trustees will retain either a senior officer or an independent fee consultant who reports directly to the Board of Trustees and is responsible for assisting them in the review of mutual fund management fee arrangements.

     F. JCM shall use its best efforts to ensure that the Board of Trustees of each Janus fund will designate an independent individual or firm reporting to it as the person responsible for assisting the Board of Trustees and any of its committees in monitoring compliance by JCM with the state and federal securities laws, the CCPA, its fiduciary duties to fund shareholders, and its Code of Ethics in all matters relevant to the operation of the Janus funds. This individual or firm will not be an employee of JCM or JCG except to the extent that, if an individual, he or she may be on the payroll of JCG or a subsidiary of JCG for payroll and benefits administration purposes. The duties of this individual or firm will include reviewing all compliance reports furnished to the Board of Trustees or its committees by JCM, attending meetings of JCM’s Internal Compliance Controls Committee (to be established pursuant to JCM’s undertakings set forth in Paragraph 15.H of this Assurance of Discontinuance), serving as a liaison between the Board of Trustees and its committees and the Chief Compliance Officer of JCM, making such recommendations to the Board of Trustees regarding JCM’s compliance procedures as may appear advisable from time to time, and promptly reporting to the Board of Trustees any violations of state and federal securities laws, the CCPA, or breaches of JCM’s fiduciary duties to fund shareholders and of its Code of Ethics of which he, she, or it becomes aware in the course of carrying out his, her, or its duties.

     15. Additional Undertakings. JCM shall comply with the following additional undertakings:

     A. JCM shall include its policies concerning market timing or excessive trading in its Code of Ethics.

     B. JCM will take reasonable steps to detect market timing or excessive trading in Janus funds, and shall undertake to enforce policies and procedures regarding market timing or excessive trading of the Janus funds in accordance with the terms of such funds’ prospectuses. Activities to monitor and police such market timing or excessive trading will be managed by a business group within JCM separate from its sales group.

     C. JCM will utilize revised management reports that identify market timers or other investors trading in excess of such policies and procedures and will distribute such reports to senior management at JCM and to the Janus funds’ Board of Trustees as they may request.

     D. Once JCM determines that an investor or an account has been identified as violating the Janus funds’ policies and procedures regarding market timing or excessive trading, it will take reasonable steps to prevent future violations, including, if warranted, measures designed to prevent the investor from future investments in any non-money market Janus fund.

     E. JCM will not renew any existing, and will not enter into any new, contracts to pay for third party research through the use of soft dollars (“soft dollars”). For purposes of this Assurance of Discontinuance, paying for third-party research with soft dollars refers to the practice of: (i) using a broker-dealer to effect the purchase or sale of securities for the account of a mutual fund; and (ii) designating a portion of the commissions, which are otherwise payable to the broker-dealer or another non-executing broker-dealer, to be paid instead to a non-broker-dealer third party in exchange for research products or services provided by that third party.

     F. JCM will require that waivers of any redemption fees that are imposed on redemptions of shares in the Janus funds, and that are not subject to exemptions disclosed in the Janus funds’ prospectuses, must be approved by one of the following: (i) JCM’s Chief Executive Officer, Chief Financial Officer or Chief Operating Officer; (ii)JCM’s Operating Council (or equivalent senior management committee); or (iii) the Janus funds’ Board of Trustees. Changes to existing exemptions or additions of new exemptions to redemption fees must be similarly approved.

     G. JCM shall maintain a Code of Ethics Oversight Committee having responsibility for all matters relating to issues arising under JCM’s Code of Ethics. The Code of Ethics Oversight Committee shall be comprised of senior managers of JCM’s business units and shall report to JCM’s Operating Council (or equivalent senior management committee). JCM shall hold at least quarterly meetings of the Code of Ethics Oversight Committee to review possible violations of the Code of Ethics, as well as to consider policy matters relating to the Code of Ethics. JCM shall report on issues arising under the Code of Ethics, including all violations thereof, to the Legal and Regulatory Committee of the Board of Trustees of the Janus funds with such frequency as the Trustees may instruct, and in any event at least quarterly, provided however that any material violation shall be reported promptly.

     H. JCM shall establish an Internal Compliance Controls Committee to be chaired by JCM’s Chief Compliance Officer, which Committee shall have as its members senior managers of JCM’s business units. Notice of all meetings of the Internal Compliance Controls Committee shall be given to the independent Trustees of the Janus funds, who shall be invited to attend and participate in such meetings. The Internal Compliance Controls Committee shall review compliance issues throughout the business of JCM, endeavor to develop solutions to those issues as they may arise from time to time, and oversee implementation of those solutions. The Internal Compliance Controls Committee shall provide reports on internal compliance matters to the Legal and Regulatory Committee of the Trustees of the Janus funds with such frequency as the Legal and Regulatory Committee may instruct, and in any event at least quarterly. JCM shall also provide to the Audit Committee of JCG the same reports of the Code of Ethics Oversight Committee and the Internal Compliance

Controls Committee that it provides to the Legal and Regulatory Committee of the Janus funds.

     I. JCM shall establish and staff a full-time senior level position whose responsibilities shall include compliance matters related to conflicts of interests. This officer will report directly to the Chief Compliance Officer of JCM.

     J. JCM shall require that its Chief Compliance Officer, or a member of his or her staff, review compliance with the policies and procedures established to address compliance issues under the Investment Advisers Act and Investment Company Act , and that any compliance violations be reported to the Internal Compliance Controls Committee.

     K. JCM shall require its Chief Compliance Officer to report to the independent Trustees of the Janus funds, or such committee of the Board of Trustees as the independent Trustees may designate, any breach of fiduciary duty, violation of the CCPA, and/or the federal securities laws of which he or she becomes aware in the course of carrying out his or her duties, with such frequency as the independent Trustees or such designated committee may instruct, and in any event at least quarterly, provided however that any material breach (i.e., any breach that would be important, qualitatively or quantitatively, to a reasonable Trustee) shall be reported promptly.

     L. JCM shall establish a corporate ombudsman to whom JCM employees may convey concerns about JCM business matters that they believe implicate matters of ethics or questionable practices. JCM shall establish procedures to investigate matters brought to the attention of the ombudsman, and these procedures shall be presented for review and approval by the independent Trustees of the Janus funds, or such committee of the Board of Trustees as the independent Trustees may designate. JCM shall also review matters brought to the attention of the ombudsman, along with any resolution of such matters, with the independent Trustees of the Janus funds or such designated committee with such frequency as the independent Trustees or such committee may instruct.

     M. JCM shall use its best efforts to cause the Janus funds to disclose in each of their prospectuses: (i) the risks, if any, that frequent purchases and redemptions of fund shares may present for other shareholders; (ii) whether or not the fund’s Board of Trustees has adopted policies and procedures with respect to frequent purchases and redemptions of fund shares and, if the Board has not adopted any such policies and procedures, the specific basis for the view of the Board that it is appropriate for the fund not to have such policies and procedures; and (iii) any policies and general procedures for deterring frequent purchases and redemptions of fund shares.

     N. JCM shall use its best efforts to cause the Janus funds to describe in their Statements of Additional Information any arrangements it has entered into to permit frequent purchases and redemptions of fund shares in excess of its policies regarding market timing as set forth in applicable prospectuses.

     O. JCM shall use its best efforts to cause the Janus funds to describe in their Statements of Additional Information any policies with respect to the disclosure of portfolio securities and ongoing arrangements to make available information about portfolio securities to any person not employed by or having an agency relationship to JCM. Such policies shall be added the JCM Code of Ethics. To ensure compliance with such policies JCM shall adopt procedures reasonably designed to implement the policies and shall conduct training of new and existing employees about those policies and procedures.

     P. JCM shall not solicit or accept any assets of any investor in a Janus fund if the solicitation or acceptance of such assets is in any way tied to, contingent upon, or given in exchange for, trading privileges by such investor in excess of or otherwise in contravention of the market timing or excessive trading policies of JCM as disclosed in its prospectuses.

     16. Independent Compliance Consultant. JCM shall retain, within 90 days of the entry of the Order Instituting Administrative and Cease and Desist Proceedings by the SEC (the “SEC Order”), the services of an Independent Compliance Consultant acceptable to the Colorado Attorney General and a majority of the independent Trustees of the Janus funds. The Independent Compliance Consultant’s compensation and expenses shall be paid by JCM or its affiliates. JCM shall require the Independent Compliance Consultant to conduct a comprehensive review of JCM’s supervisory, compliance, and other policies and procedures designed to prevent and detect violations of state and federal securities laws or the CCPA, breaches of its fiduciary duties, and breaches of the Code of Ethics by JCM and its employees. This review shall include, but shall not be limited to, a review of JCM’s market timing controls across all areas of its business, a review of the Janus funds’ pricing practices that may make those funds vulnerable to market timing, a review of the Janus funds’ utilization of short-term trading fees and other controls for deterring excessive short-term trading, a review of JCM’s policies and procedures regarding the payment of brokerage commissions to broker-dealers that provide research products or other services to JCM and/or the Janus funds, and a review of JCM’s policies and procedures concerning conflicts of interest, including conflicts arising from advisory services to multiple clients. JCM shall cooperate fully with the Independent Compliance Consultant, and shall provide the Independent Compliance Consultant with access to its files, books, records, and personnel as reasonably requested for the review.

     A. JCM shall require that, at the conclusion of the review, which in no event shall be more than 180 days after the date of entry of the SEC Order, the

Independent Compliance Consultant shall submit a Report to JCM, the Trustees of the Janus funds, and the Colorado Attorney General (the “Report”). The Report shall address the issues described in Paragraph 16 of these undertakings, and shall include a description of the review performed, the conclusions reached, the Independent Compliance Consultant’s recommendations for changes in or improvements to policies and procedures of JCM and the Janus funds, and a procedure for implementing the recommended changes in or improvements to JCM’s policies and procedures.

     B. JCM shall adopt all recommendations with respect to JCM contained in the Report; provided, however, that within 210 days after the date of entry of the SEC Order, JCM shall in writing advise the Independent Compliance Consultant, the Trustees of the Janus funds, and the Colorado Attorney General of any recommendations in the Report that it considers to be unnecessary or inappropriate. With respect to any recommendation that JCM considers unnecessary or inappropriate, JCM need not adopt that recommendation at that time, but shall propose in writing an alternative policy, procedure, or system designed to achieve the same objective or purpose.

     C. As to any recommendation in the Report with respect to JCM’s policies and procedures on which JCM and the Independent Compliance Consultant do not agree, such parties shall attempt in good faith to reach an agreement within 240 days of the date of entry of the SEC Order. In the event JCM and the Independent Compliance Consultant are unable to agree on an alternative proposal acceptable to the Colorado Attorney General, JCM will abide by the determinations of the Independent Compliance Consultant.

     D. JCM: (i) shall not have the authority to terminate the Independent Compliance Consultant, without the prior written approval of the independent Trustees and the Colorado Attorney General; (ii) shall compensate the Independent Compliance Consultant, and persons engaged to assist the Independent Compliance Consultant, for services rendered pursuant to this Assurance of Discontinuance at their reasonable and customary rates; and (iii) shall not be in, and shall not have, an attorney-client relationship with the Independent Compliance Consultant, and shall not seek to invoke the attorney-client or any other doctrine or privilege to prevent the Independent Compliance Consultant from transmitting any information, reports, or documents to the Trustees or to the Colorado Attorney General.

     E. JCM shall require that the Independent Compliance Consultant, for the period of the engagement and for a period of two years from completion of the engagement, shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with JCM, or with any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such. JCM shall also require that any firm with which the Independent Compliance Consultant is affiliated in performance of his or her duties under this Assurance of

Discontinuance shall not, without prior written consent of the independent Trustees and the Colorado Attorney General, enter into any employment, consultant, attorney-client, auditing, or other professional relationship with JCM, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such, for the period of the engagement and for a period of two years after the engagement. The Independent Compliance Consultant may also serve as the independent compliance consultant to be appointed pursuant to the Assurance of Discontinuance entered into between JCM and the Attorney General of the State of New York dated August 9, 2004.

     17. Periodic Compliance Review. Commencing in 2006, and at least once every other year for a ten-year period, JCM shall undergo a compliance review by a third party, who is not an interested person of JCM, as defined in the Investment Company Act. At the conclusion of the review, the third party shall issue a report of its findings and recommendations concerning JCM’s supervisory, compliance, and other policies and procedures designed to prevent and detect violations of state and federal securities laws or the CCPA, and breaches of its fiduciary duties to fund shareholders and its Code of Ethics by JCM and its employees in connection with their duties and activities on behalf of and related to the Janus funds. Each such report shall be promptly delivered to JCM’s Internal Compliance Controls Committee and to the Legal and Regulatory Committee of the Board of Trustees of each Janus fund.

     18. Omnibus Accounts. JCM shall undertake the following additional responsibilities regarding orders for mutual fund purchases and redemptions received from intermediaries or through omnibus accounts:

     A. JCM shall implement and maintain policies and procedures that are reasonably designed to detect and prevent “market timing” and “late trading” transactions received through intermediary or omnibus accounts, including, at a minimum, JCM shall maintain surveillance procedures reasonably designed to detect possible “market timing” transactions received directly or through intermediary accounts, based on information available to JCM, including but not limited to the information described in subparagraph 18.B below.

     B. In order to increase the availability of information concerning market timing activities through omnibus accounts, JCM shall, within 180 days of the execution of this Assurance of Discontinuance, request that each of its twenty largest intermediaries (as of May 1, 2004) that hold omnibus accounts provide JCM with: (1) data sufficient to identify individual transactions and individual accounts entering purchase or redemption orders of a value of $250,000 or more; or (2) within one year of the execution date, an annual SAS 70 or similar independent compliance certification attesting to the intermediary’s ability to cause orders to be entered in compliance with the specific prospectus limitations on excessive trading in the relevant Janus fund’s prospectus and the intermediary’s entry of orders in compliance with Rule 22c-1 of the Investment Company Act , as such Rule may be amended from time to time.

     C. In the event that an intermediary is unable or unwilling to comply with subparagraph (B) above, JCM will advise the intermediary that JCM reserves the right to take additional steps which could include one or a combination of the following:

(i)	Rejecting purchase orders received from the intermediary, including omnibus orders, at its sole discretion;

(ii)	Requiring the intermediary to place restrictions on the underlying activity;

(iii)	Invoking other opportunities with the intermediary to reduce frequent trading activity;

(iv)	Removing that fund as an investment option; or

(v)	Reporting the intermediary as a possible market timer to any industry, self regulatory or government registry as may hereafter be created, or to any appropriate agency of government.

     D. The inability or unwillingness of an intermediary to provide the information described in subparagraph 18.B above shall in no way limit JCM’s obligations under Paragraph 15 to enforce policies regarding market timing or excessive trading of the Janus funds in accordance with the terms of such funds’ prospectuses.

     E. In the event that the SEC adopts those provisions of SEC Rule 22c-2, or similar regulations, requiring greater trade reporting by intermediaries to mutual fund advisers, then JCM agrees to abide by such rule or regulation and this Paragraph 18.B through 18.D shall no longer have any force and effect.

     19. Certification. No later than twenty-four months after the date of the execution of this Assurance of Discontinuance, the Chief Executive Officer of JCM shall certify to the Colorado Attorney General in writing that JCM has fully adopted and complied in all material respects with the undertakings set forth in this Assurance of Discontinuance and with the recommendations of the Independent Compliance Consultant or, in the event of material non-adoption or non-compliance, shall describe such material non-adoption and non-compliance.

     20. Recordkeeping. JCM shall preserve for a period not less than six years from the end of the fiscal year last used, the first two years from the end of the fiscal year in an easily accessible place, any record of JCM’s compliance with the undertakings set forth in this Assurance of Discontinuance. Representatives of the Colorado Attorney General shall be permitted, upon ten (10) days notice to JCM, to access, inspect, and/or copy any business records or documents under control of JCM that are necessary to JCM’s compliance with this Assurance of Discontinuance in order to monitor compliance with this Assurance of Discontinuance. Any inspection and/or copying shall be done in such a way as to avoid disruption of JCM’s business activities.

     21. Deadlines. For good cause shown, the Colorado Attorney General may extend any of the procedural dates set forth above. Upon written notice to the Colorado Attorney General, extensions of any procedural dates by the SEC or its staff as to parallel provisions of the SEC Order shall operate as extensions of such dates in this Assurance of Discontinuance.

     22. Ongoing Cooperation. JCM shall cooperate fully with the Colorado Attorney General in any and all investigations undertaken by him, litigation or other proceedings relating to or arising from the matters that were the subject of the Colorado Attorney General’s investigation of JCM, as well as this Assurance of Discontinuance. In connection with such cooperation, JCM will undertake:

     A. To produce, without service of a notice or subpoena, any and all non-privileged documents and other information reasonably requested by the Colorado Attorney General.

     B. To use its best efforts to cause its employees to be interviewed by the Colorado Attorney General at such times as the Colorado Attorney General reasonably directs.

     C. To use its best efforts to cause its employees to appear and testify truthfully and completely without service of a notice or subpoena in such investigations, depositions, hearings, or trials as may be reasonably requested by the Colorado Attorney General.

     D. In connection with any testimony of JCM to be conducted at a deposition, hearing, or trial pursuant to a notice or subpoena from the Colorado Attorney General, JCM:

     i. Agrees that any such notice or subpoena for JCM’s appearance and testimony may be served by regular mail on its attorney; and

     ii. Agrees that any such notice or subpoena for JCM’s appearance and testimony in an action pending in a State District Court in Colorado may be served, and may require testimony, beyond the territorial limits imposed by the Colorado Rules of Civil Procedure.

     23. Other Obligations and Requirements. Nothing in this Assurance of Discontinuance shall relieve JCM or any Janus fund of any other applicable legal obligation or requirement, including any rule adopted by the SEC, subsequent to the entry of this Assurance of Discontinuance.

     24. Notice. All communications and/or notice relating to this Assurance of Discontinuance may be made:

     a. to JCM’s attorneys as follows:

Gibson, Dunn & Crutcher LLP	Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.	333 South Grand Avenue
Washington, D.C. 20036	Los Angeles, CA 90071
Attn: John H. Sturc, Esq.	Attn: James P. Clark, Esq.

with a copy to:

Janus Capital Group Inc.
151 Detroit Street
Denver, Colorado 80206
Attn: General Counsel

     b. to the Colorado Attorney General’s Office as follows:

Office of the Attorney General	Office of the Attorney General
State of Colorado	State of Colorado
1525 Sherman St., Fifth Floor	1525 Sherman St., Fifth Floor
Denver, CO 80203	Denver, CO 80203
Attn: Jan M. Zavislan,	Attn: Maria E. Berkenkotter,
Deputy Attorney General	First Assistant Attorney General

IV. Disgorgement and Civil Money Penalties

     25. Sarbanes-Oxley Act. JCM shall, within 30 days of the entry of the SEC Order, pay $50 million in disgorgement plus a civil money penalty in the amount of $50 million for a total of payment of $100 million. Such payment shall be paid in accordance with the terms of the SEC Order. Such civil money penalty may be distributed pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002 (“Fair Fund distribution”).

     26. Colorado Consumer Protection Act. As part of the settlement of this matter, JCM shall, within 30 days of the execution of this Assurance of Discontinuance, pay $1,200,000 to the Colorado Attorney General. Such funds, including interest thereon, shall be held by the Colorado Attorney General in trust to be used, first, for actual costs and attorney fees incurred by the Colorado Attorney

General in this matter and, second, for consumer and investor education and for consumer fraud and/or antitrust enforcement efforts. Such payment shall include a reference to “JCM Settlement”, and shall be delivered to the Office of the Attorney General, Attention: Jan Michael Zavislan, Deputy Attorney General.

V. Enforcement

     27. Violation of any of the terms of this Assurance of Discontinuance shall constitute a prima facie violation of the CCPA in accordance with Section 6-1-110(2), C.R.S., thereof. Upon any material violation of this Assurance of Discontinuance by JCM, the Colorado Attorney General shall be entitled to file a civil action under the CCPA in any court of competent jurisdiction and to seek an injunction or other appropriate order from such court to enforce the provisions of this Assurance of Discontinuance.

     28. In addition to any remedies provided under the CCPA, the Attorney General shall also be entitled to apply for and to seek from a court of competent jurisdiction an order converting this Assurance of Discontinuance into a permanent injunction and final judgment against JCM as if the parties had fully litigated all issues contained herein, upon a showing by the Attorney General’s Office of a material violation by JCM of this Assurance of Discontinuance. In such event, JCM agrees to waive any and all defenses and counterclaims it may have had to such an action, except as to claims or defenses related to the alleged violation of this Assurance of Discontinuance or as to the need for injunctive relief.

     29. The parties acknowledge and agree that this Assurance of Discontinuance constitutes a full and final release by the Colorado Attorney General of JCM and its affiliated persons as defined by the Investment Company Act (other than natural persons) from any and all claims and causes of action relating to or based upon the subject matter of the Colorado Attorney General’s investigation of JCM, and this Assurance of Discontinuance, that could have been asserted by the Colorado Attorney General under any consumer protection statutes or regulations for conduct which occurred before the date of the execution of this Assurance of Discontinuance. Nothing in this release shall be construed to release claims held by any other government authority or by any private party.

     30. For any person or entity not a party hereto, this Assurance of Discontinuance does not prohibit or limit any defenses of JCM, or create any private rights, remedies or liabilities of JCM. As used in this Paragraph, JCM includes JCM’s current or former affiliated persons, or their respective heirs, successors, executors, administrators, and assigns.

     31. Except as otherwise provided in Paragraph 27 and/or Paragraph 28 of this Assurance of Discontinuance, neither this Assurance of Discontinuance, nor any acts performed and documents executed in furtherance of this Assurance of Discontinuance:

     (a) may be deemed or used as an admission of, or evidence of, the validity of any allegation of wrongdoing, liability or lack of wrongdoing or liability; or (b) may be deemed or used as an admission of, or evidence of, any such alleged fault or omission of JCM or any of its affiliated persons in any civil, criminal, administrative proceeding in any court, administrative agency or other tribunal; nor shall this Assurance of Discontinuance confer any rights upon, or create any liabilities of, any persons or entities who are not a party to, or a Successor of a party to, this Assurance of Discontinuance.

     32. This Assurance of Discontinuance is not intended by the Attorney General to subject JCM or any of its affiliated persons to any disqualifications under the laws of any state, the District of Columbia, Puerto Rico or territory (collectively, “State”), or to prevent JCM from relying upon the State registration exemptions or State safe harbor provisions.

Signed and agreed to this 10th day of August, 2004.

STATE OF COLORADO	JANUS CAPITAL MANAGEMENT LLC
ex rel. Ken Salazar, Attorney General

/s/ Jan M. Zavislan	/s/ Girard C. Miller

JAN MICHAEL ZAVISLAN,	GIRARD C. MILLER
Deputy Attorney General	Chief Operating Officer
MARIA E. BERKENKOTTER,	151 Detroit Street
First Assistant Attorney General	Denver, CO 80206
1525 Sherman Street, 5th Fl.
Denver, CO 80203

APPROVED AS TO FORM:

/s/ James P. Clark

James P. Clark, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071-3197